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                                                                    EXHIBIT 99.5

                                 STAODYN, INC.
                SPECIAL MEETING OF SHAREHOLDERS--MARCH   , 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Staodyn, Inc. ("Staodyn") acknowledges receipt of the Joint Proxy Statement-Prospectus of Staodyn, Inc. and Rehabilicare Inc., a Minnesota corporation ("Rehabilicare"), and the undersigned revokes all prior proxies and appoints John R. South and Michael J. Newman, and each of them individually, proxies for the undersigned to vote all shares of Common Stock of Staodyn that the undersigned would be entitled to vote at the
Special Meeting of Shareholders to be held at                   , Colorado at
9:00 a.m., local time, on March   , 1998 and any adjournments, postponements or
reschedulings thereof, on those matters referred to in the Joint Proxy Statement-Prospectus.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. THE MERGER. To approve and adopt the Agreement and Plan of Merger dated as of December 1, 1997 among Rehabilicare, Staodyn and Hippocrates Acquisition, Inc., as described in the accompanying Joint Proxy Statement-Prospectus.

             / / FOR             / / AGAINST             / / ABSTAIN

    PLEASE SIGN AND DATE THIS PROXY CARE ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                              (SEE REVERSE SIDE)
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    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO
SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL REFERRED TO IN (1) BELOW, PROVIDED THAT YOU HAVE SIGNED AND DATED THE PROXY CARD.

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING ON BEHALF OF THE UNDERSIGNED.

    Please sign exactly as your name or names appear hereon. If shares are held jointly, each shareholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                             Dated:  _____________________, 1997

                                             ___________________________________
                                             SIGNATURE OF SHAREHOLDER (Title, if
                                             any)

                                             ___________________________________
                                             SIGNATURE OF SHAREHOLDER (if held
                                             jointly)
                                               PLEASE MARK, SIGN, DATE AND MAIL
                                             THIS
                                              PROXY CARD PROMPTLY, USING THE
                                              ENCLOSED POSTAGE-PAID ENVELOPE.

                               [Reverse of Card]